Exhibit 10.2
FIRST AMENDMENT TO CONTRACT FOR SALE
AND PURCHASE OF REAL PROPERTY

THIS FIRST AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY (this “First Amendment”) is made and entered into as of the 10th day of June, 2020, by and between DART INDUSTRIES, INC., a Delaware corporation, DEERFIELD LAND CORPORATION, a Delaware corporation, TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase of Real Property dated as of May 11, 2020, relating to the purchase and sale of certain real property located in Osceola County, Florida and legally described on Exhibit “A” thereto (collectively the “Agreement”); and

WHEREAS, Purchaser and Seller agree to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and agreed by each of the parties, Seller and Purchaser do hereby covenant and agree as follows:

1.Recitals. Seller and Purchaser do hereby mutually represent and warrant that the foregoing recitals are true and correct, and said recitals are hereby ratified, confirmed, and incorporated into the body of this First Amendment.

2.Defined Terms. Any capitalized terms utilized in this First Amendment and which are not separately defined herein shall have the meaning ascribed thereto in the Agreement.

3.Inspection Period. The Seller and Purchaser agree to extend the Inspection Period, as referenced in Section 3(a) of the Agreement, until July 15, 2020, (the “Inspection Period”).

4.Deadline for Agreement on Forms of Closing Documents . Notwithstanding anything to the contrary set forth in the Agreement, Seller and Purchaser hereby agree that the Agreement is hereby modified and amended such that the deadlines for Purchaser and Seller to agree upon the final form of the following documents for execution and delivery at Closing have been extended until July 15, 2020:

(a)
Lease between Buyer, as landlord, and Tupperware Brands Corporation, a Delaware corporation, (“TBC”) as tenant, with respect to the sale/leaseback of the Tupperware HQ Complex as the Lease is more particularly defined and described in the Agreement;

(b)	Memorandum of Lease between Purchaser, as landlord, and TBC, as tenant, in recordable form with respect to the Lease;

(c)
Assignment and Assumption of Land Use Approvals and Development Rights between Seller, Purchaser, and the Osceola Corporate Center Master Owners’ Association, Inc., a Florida not-for-profit corporation (the “Association”);

(d)	Assignment and Assumption of Contracts between Seller and Purchaser;

(e)	Assignment and Assumption of Project Leases between Seller and Purchaser;

(f)	Assignment of Impact Fee Credits between Seller and Purchaser regarding the assignment of the Impact Fee Credits;

(g)	Assignment of Declarant’s Rights between Seller and Purchaser with respect to the Other Declarations;

(h)	Assignment of Developer’s Rights between Seller and Purchaser with respect to the Association;

(i)	Form of Termination of Purchase Contracts between Seller and Purchaser (or their respective affiliates).

(j)	Termination of Development Pipeline Agreement between Seller and Purchaser dated February 5, 2020;

(k)	Termination of Memorandum of Development Pipeline Agreement between Seller and Purchaser, recorded in Official Records Book 5671, Page 1686, of the public records of Osceola County, Florida;

(l)	Assignment of Mitigation Credits between Seller and Purchaser; and

(m)	Bill of Sale from Seller to Purchaser.

5.Closing Date. Section 7 of the Agreement is hereby modified and amended to extend the Closing Date to July 31, 2020.

6.Survey. Seller and Purchaser hereby agree that Section 14 of the Agreement is hereby modified and amended to extend the deadline for Seller to deliver Purchaser the Survey until July 10, 2020.

7.Assignment of Impact Fee Credits. Seller and Purchaser hereby agree that Seller may sell any Impact Fee Credits and any Future Impact Fee Credits at its option to any third party purchaser of such Impact Fee Credits or Future Impact Fee Credits prior to Closing.

8.Modification. Except as modified by this First Amendment, the terms and conditions of the Agreement are hereby ratified, confirmed and shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall govern. Seller and Purchaser hereby agree that the Agreement, as amended by this First Amendment, shall constitute a valid and binding contract between Seller and Purchaser.

9.Counterparts; Facsimile. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A facsimile copy of this First Amendment and any signatures hereon shall be considered for all purposes as originals.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first set forth above.

SELLER:

DART INDUSTRIES, INC., a Delaware corporation

By: /s/ Karen Sheehan
Print Name: Karen Sheehan
Title: Vice President and Secretary

TUPPERWARE U.S., INC., a Delaware corporation

By: /s/ Karen Sheehan
Print Name: Karen Sheehan
Title: Vice President and Secretary

DEERFIELD LAND CORPORATION, a Delaware corporation

By: /s/ Thomas M. Roehlk
Print Name: Thomas M. Roehlk
Title: Vice President and Secretary

PURCHASER:

O’CONNOR MANAGEMENT LLC, a Delaware limited liability company

By: /s/ William O’Connor
Print Name: William O’Connor
Title: Chief Executive Officer